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                                                                    EXHIBIT 10.6

                                FIRST AMENDMENT
                                      TO
                        NEWPORT NEWS SHIPBUILDING INC.
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     The Newport News Shipbuilding Inc. Supplemental Executive Retirement Plan (the "Plan") is hereby amended, immediately prior to the Consummation of the Offer (as defined in the Agreement and Plan of Merger among General Dynamics Corporation, Grail Acquisition Corporation and Newport News Shipbuilding Inc. (the "Company"), dated as of April 24, 2001), as follows:


     1.   Section 2.12 is hereby amended in its entirety to read as follows:

          "Final Average Compensation" shall mean the average of the Participant's Covered Compensation for any three calendar years (out of the five most recent full calendar years, provided that the year in which termination of employment occurs may be counted as the most recent full calendar year for such purpose) that produces the highest average. Covered Compensation shall mean regular base compensation during the calendar year plus actual short-term incentive compensation earned during the same calendar year. For any calendar year in which a Participant was employed by an Employer for only part of the year, the regular base compensation during that year will be annualized and short-term incentive compensation earned during that year will be annualized if the actual award reflected less than a full-year bonus. Short-term incentive compensation shall be included as Covered Compensation with respect to the calendar year in which it was earned by the Participant, without regard to the calendar year in which it was paid to the Participant. Short-term incentive compensation shall mean only annual bonuses paid or eligible to be paid to the Participant in cash based on Company and individual employee performance criteria (including amounts paid or payable pursuant to the
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          Newport News Shipbuilding Inc. Annual Incentive Plan), and shall not include signing bonuses, relocation allowances, long-term incentive awards, stock options, performance share grants, expense allowances or reimbursements, or any other compensation.

     Full Force and Effect.  Except as expressly amended hereby, the Plan shall
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continue in full force and effect in accordance with the terms thereof on the date hereof.

     Governing Law.  This Amendment shall be governed by and construed in
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accordance with the laws of the Commonwealth of Virginia applicable to agreements made and entirely to be performed within such jurisdiction.


     IN WITNESS WHEREOF, this Amendment is hereby executed this ___day of _______, 2001.


                                   NEWPORT NEWS SHIPBUILDING INC.



                                   By:_______________________
                                      Vice President, Human
                                      Resources and EH&S



ATTEST:



By:_________________________
Title: